August 21, 2015

Northern Lights Fund Trust

80 Arkay Drive

Hauppauge, NY 11788

Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 738 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 738 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction. We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 738 to the Registration Statement. This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent. This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/Thompson Hine LLP

THOMPSON HINE LLP

JMS/MVW

EXHIBIT A

1.	13D Activist Fund
2.	Adaptive Allocation Fund
3.	Altegris/AACA Real Estate Long Short Fund
4.	Altegris Equity Long Short Fund
5.	Altegris Fixed Income Long Short Fund
6.	Altegris Futures Evolution Strategy Fund
7.	Altegris Macro Strategy Fund
8.	Altegris Managed Futures Strategy Fund
9.	Altegris Multi-Strategy Alternative Fund
10.	Anchor Alternative Income Fund
11.	Anchor Tactical Municipal Fund
12.	Ascendant Balanced Fund
13.	Ascendant Natural Resources Fund
14.	Ascendant Natural Resources Master Fund
15.	Ascendant Deep Value Convertibles Fund (fka, Ascendant Diversified Income & Growth Fund and Ascendant MultiCap Equity Fund)
16.	Ascendant Tactical Yield Fund
17.	Astor Active Income ETF Fund
18.	Astor Macro Alternative Fund
19.	Astor S.T.A.R. ETF Fund
20.	Astor Long/Short ETF Fund
21.	Athena Value Fund
22.	BTS Bond Asset Allocation Fund
23.	BTS Diversified Income Fund
24.	BTS Tactical Fixed Income Fund
25.	Bandon Isolated Alpha Fixed Income Fund
26.	Beech Hill Total Return Fund
27.	Biondo Focus Fund
28.	Biondo Growth Fund
29.	BTS Bond Asset Allocation Fund
30.	BTS Diversified Income Fund
31.	BTS Tactical Fixed Income Fund
32.	CMG Global Equity Fund
33.	CMG Global Macro Strategy Fund
34.	CMG SR Tactical Bond Fund
35.	CMG Tactical Bond Fund
36.	CMG Tactical Futures Strategy Fund
37.	CWC Small Cap Aggressive Value Fund
38.	Chadwick & D’Amato Fund
39.	Changing Parameters Fund
40.	Deer Park Total Return Credit Fund
41.	Diversified Risk Parity Fund
42.	Eagle MLP Strategy Fund
43.	EAS Crow Point Alternatives Fund
44.	Equinox MutualHedge Futures Strategy Fund
45.	The FX Strategy Fund
46.	GMG Defensive Beta Fund
47.	Ginkgo Multi-Strategy Fund
48.	The Giralda Fund
49.	Giralda Risk-Managed Growth Fund
50.	Granite Harbor Alternative Fund
51.	Granite Harbor Tactical Fund
52.	Grant Park Managed Futures Strategy Fund
53.	Grant Park Multi-Alternative Strategies Fund
54.	Investment Partners Opportunities Fund
55.	Iron Horse Fund
56.	KCM Macro Trends Fund
57.	Leader Global Bond Fund
58.	Leader Short-Term Bond Fund
59.	Leader Total Return Fund
60.	Makefield Managed Futures Strategy Fund
61.	Navigator Equity Hedged Fund
62.	Navigator Duration Neutral Bond Fund

63.	Navigator Sentry Managed Volatility Fund
64.	Navigator Tactical Fixed Income Fund
65.	PSI Market Neutral Fund
66.	PSI Total Return Fund
67.	PSI Strategic Growth Fund
68.	PSI Tactical Growth Fund
69.	PSI Calendar Effects Fund
70.	PTA Comprehensive Alternatives Fund
71.	Pacific Financial Alternative Strategies Fund
72.	Pacific Financial Balanced Fund
73.	Pacific Financial Core Equity Fund
74.	Pacific Financial Explorer Fund
75.	Pacific Financial Faith & Values Based Conservative Fund
76.	Pacific Financial Faith & Values Based Moderate Fund
77.	Pacific Financial Faith & Values Based Diversified Growth Fund
78.	Pacific Financial Flexible Growth & Income Fund
79.	Pacific Financial Foundational Asset Allocation Fund
80.	Pacific Financial International Fund
81.	Pacific Financial Strategic Conservative Fund
82.	Pacific Financial Tactical Fund
83.	Patriot Fund
84.	Power Dividend Index Fund
85.	Power Income Fund
86.	Princeton Futures Strategy Fund
87.	Probabilities Fund
88.	RPG Emerging Market Sector Rotation Fund
89.	Sandalwood Opportunity Fund
90.	Sierra Core Retirement Fund
91.	Sierra Strategic Income Fund
92.	SouthernSun Small Cap Fund
93.	SouthernSun U.S. Equity Fund
94.	Toews Tactical Defensive Alpha Fund
95.	Toews Hedged Emerging Markets Fund
96.	Toews Hedged Growth Allocation Fund
97.	Toews Hedged High Yield Bond Fund
98.	Toews Hedged International Developed Markets Fund
99.	Toews Hedged Large-Cap Fund
100.	Toews Hedged Small & Mid Cap Fund
101.	Toews Unconstrained Fixed Income Fund
102.	TransWestern Institutional Short Duration Government Bond Fund
103.	Wade Tactical Long Short Fund
104.	Zeo Strategic Income Fund